    As filed with the Securities and Exchange Commission on January 30, 2002
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         WEATHERFORD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              04-2515019
(State or other jurisdiction of                               (I.R.S Employer
incorporation or organization)                               Identification No.)

      515 POST OAK BOULEVARD,
             SUITE 600
           HOUSTON, TEXAS                                          77027
(Address of Principal Executive Offices)                         (Zip Code)

  STOCK OPTION AGREEMENTS DATED SEPTEMBER 26, 2001 WITH NON-EMPLOYEE DIRECTORS
                   WARRANT AGREEMENT DATED SEPTEMBER 26, 2001
                            (Full title of the plan)

                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 693-4000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
                                                                     OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED    AMOUNT TO BE REGISTERED           SHARE(1)                 PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR VALUE                  360,000(2)                 $ 36.92                $ 13,291,200          $1,222.79
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on January 28, 2002.

(2) Includes (i) an aggregate of 360,000 shares of Common Stock of Weatherford International, Inc. for stock option agreements and a warrant agreement with each of our non-employee directors and (ii) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions in the foregoing agreements.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Weatherford International, Inc., a Delaware corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following documents:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by Amendment Nos. 1 and 2 to Form 10-K on Forms 10 K/A;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

     5.   The Registrant's Current Report on Form 8-K dated January 30, 2001;

     6. The Registrant's Current Report on Form 8-K dated February 9, 2001, as amended by Amendment No. 1 to Form 8-K on Form 8-K/A;

     7.   The Registrant's Current Report on Form 8-K dated April 19, 2001;

     8.   The Registrant's Current Report on Form 8-K dated July 16, 2001;

     9.   The Registrant's Current Report on Form 8-K dated August 13, 2001;

     10.  The Registrant's Current Report on Form 8-K dated October 24, 2001;

     11.  The Registrant's Current Report on Form 8-K dated November 6, 2001;

     12.  The Registrant's Current Report on Form 8-K dated November 16, 2001;

     13.  The Registrant's Current Report on Form 8-K dated November 30, 2001;
          and

     14. The description of the Common Stock contained in a registration statement on Form 8-A (filed May 19, 1994) and as amended by the Registrant's Registration Statement on Form S-3 (Registration No. 333-44272), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Burt M. Martin, Vice President-Legal of the Registrant, is eligible to participate in the Weatherford International, Inc. 1998 Employee Stock Option Plan and holds options to purchase 239,013 shares of Common Stock thereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

        4.1 - Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit No.
                3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-13086) filed March 30,
                1999).

        4.2 - Amended and Restated By-laws of the Registrant, as amended (incorporated by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K (File 1-13086), filed June 2, 1998).

        4.3 - Certificate of Designation of the Registrant's Series A Preferred Stock, par value $1.00 per share (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (Reg. No. 333-41344)).

        4.4 - Amended and Restated Credit Agreement dated as of May 27, 1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K (File 1-13086) filed June 16, 1998).

        4.5 - Indenture dated as of October 15, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-45207)).

        4.6 - First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File 1-13086) filed November 5, 1997).

        4.7 - Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Lehman Brothers Inc., Prudential Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File 1-13086) filed November 5, 1997).

        4.8 - Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

        4.9 - First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) filed June 2, 1996).

        4.10 - Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

        4.11 - Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of New York, as trustee (including form of Debenture) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

        4.12 - Registration Rights Agreement dated June 30, 2000, between Weatherford International, Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

        4.13 - Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q of Universal Compression Holdings, Inc. (File No. 001-15843) filed on February 14, 2001).

        4.14 - Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed November 30, 2001).

        4.15 - Credit Agreement dated April 26, 2001, among Weatherford International, Inc., Weatherford Eurasia Limited, Weatherford Eurasia B.V., Bank One, NA, as Administrative Agent and Lender, The Royal Bank of Scotland plc, as Documentation Agent and Lender, Royal Bank of Canada, as Syndication Agent and Lender, ABN AMRO Bank N.V., as Syndication Agent and Lender, Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner, and the other Lenders defined therein (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 (Reg. No. 333-60648) filed on May 10, 2001).

        4.16 - Sale Agreement dated July 2, 2001, among Weatherford Artificial Lift Systems, Inc., Weatherford U.S., L.P. and each of their U.S. affiliates who become Originators, as Sellers, and W1 Receivables, L.P., as Purchaser (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

        4.17 - Purchase Agreement dated July 2, 2001, among W1 Receivables, L.P., as Seller, Weatherford International, Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA (Main Office Chicago), as Agents (incorporated by reference to Exhibit
                4.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

        4.18 - Registration Rights Agreement dated November 16, 2001, among Weatherford International, Inc. and Credit Suisse First Boston Corporation and Lehman Brothers Inc., on behalf of the Initial Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

        4.19 - Form of Stock Option Agreement for Non-Employee Directors dated September 26, 2001.

        4.20 - Form of Warrant Agreement with Robert K. Moses, Jr. dated September 26, 2001.

        5.1  -  Opinion of Burt M. Martin, Vice President-Legal of the
                Registrant.

        23.1 - Consent of Burt M. Martin, Vice President-Legal of the Registrant (included in Exhibit 5.1).

        23.2 - Consent of Arthur Andersen LLP with respect to Weatherford International, Inc.

        24.1 - Powers of Attorney (included on page II-7 of this Registration Statement).

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2002.

                                       WEATHERFORD INTERNATIONAL, INC.


                                       By:     /s/ Bernard J. Duroc-Danner
                                           -------------------------------------
                                                 Bernard J. Duroc-Danner
                                             President, Chief Executive Officer,
                                             Chairman of the Board and Director
                                               (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                                      Date
               ---------                                     -----                                      ----

   /s/ Bernard J. Duroc-Danner                  President, Chief Executive Officer,               January 30, 2002
-----------------------------------            Chairman of the Board and Director
      Bernard J. Duroc-Danner                    (Principal Executive Officer)

    /s/ Lisa W. Rodriguez                          Vice President-Finance and                     January 30, 2002
-----------------------------------                       Accounting
       Lisa W. Rodriguez                      (Principal Financial and Accounting
                                                           Officer)

     /s/ Philip Burguieres                                 Director                               January 30, 2002
-----------------------------------
       Philip Burguieres

      /s/ David J. Butters                                 Director                               January 30, 2002
-----------------------------------
        David J. Butters

      /s/ Sheldon B. Lubar                                 Director                               January 30, 2002
-----------------------------------
        Sheldon B. Lubar

    /s/ William E. Macaulay                                Director                               January 30, 2002
-----------------------------------
     William E. Macaulay

     /s/ Robert B. Millard                                 Director                              January 30, 2002
-----------------------------------
       Robert B. Millard

    /s/ Robert K. Moses, Jr.                               Director                              January 30, 2002
-----------------------------------
      Robert K. Moses, Jr.

      /s/ Robert A. Rayne                                  Director                              January 30, 2002
-----------------------------------
        Robert A. Rayne

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 4.1              Amended and Restated Certificate of Incorporation of the
                  Registrant, as amended (incorporated by reference to Exhibit
                  No. 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-13086) filed March
                  30, 1999).

 4.2              Amended and Restated By-laws of the Registrant, as amended
                  (incorporated by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K (File 1-13086) filed
                  June 2, 1998).

 4.3              Certificate of Designation of the Registrant's Series A
                  Preferred Stock, par value $1.00 per share (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3
                  (Reg. No. 333-41344)).

 4.4              Amended and Restated Credit Agreement dated as of May 27,
                  1998, among EVI Weatherford, Inc., EVI Oil Tools Canada Ltd.,
                  Chase Bank of Texas, National Association, as U.S.
                  Administrative Agent, The Bank of Nova Scotia, as
                  Documentation Agent and Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K
                  (File 1-13086) filed June 16, 1998).

 4.5              Indenture dated as of October 15, 1997, between EVI, Inc. and
                  The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to the Registrant's Registration
                  Statement on Form S-3 (Reg. No. 333-45207)).

 4.6 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                  (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K
                  (File 1-13086) filed November 5, 1997).

 4.7 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson,
                  Lufkin & Jenrette Securities Corporation, Credit Suisse First
                  Boston Corporation, Lehman Brothers Inc., Prudential
                  Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 1-13086) filed November 5, 1997).

 4.8              Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

 4.9              First Supplemental Indenture dated and effective as of May 27,
                  1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust
                  Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K
                  (File No. 1-7867) filed June 2, 1996).

 4.10             Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15,
                  2006 (incorporated by reference to Exhibit 4.2 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

 4.11             Second Supplemental Indenture dated June 30, 2000, between
                  Weatherford International, Inc. and The Bank of New York, as trustee (including form of Debenture) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

 4.12             Registration Rights Agreement dated June 30, 2000, between
                  Weatherford International, Inc. and Morgan Stanley & Co.
                  Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

 4.13 Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings,
                  Inc. (incorporated by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q of Universal Compression
                  Holdings, Inc. (File No. 001-15843) filed on February 14,
                  2001).

 4.14             Third Supplemental Indenture dated November 16, 2001, between
                  Weatherford International, Inc. and The Bank of New York, as
                  Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed
                  November 30, 2001).

 4.15             Credit Agreement dated April 26, 2001, among Weatherford
                  International, Inc., Weatherford Eurasia Limited, Weatherford
                  Eurasia B.V., Bank One, NA, as Administrative Agent and
                  Lender, The Royal Bank of Scotland plc, as Documentation Agent and Lender, Royal Bank of Canada, as Syndication Agent and
                  Lender, ABN AMRO Bank N.V., as Syndication Agent and Lender,
                  Banc One Capital Markets, Inc., as Lead Arranger and Sole Book
                  Runner, and the other Lenders defined therein (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3
                  (Reg. No. 333-60648) filed on May 10, 2001).

 4.16             Sale Agreement dated July 2, 2001, among Weatherford
                  Artificial Lift Systems, Inc., Weatherford U.S., L.P. and each of their U.S. affiliates who become Originators, as Sellers, and W1 Receivables, L.P., as Purchaser (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

 4.17             Purchase Agreement dated July 2, 2001, among W1 Receivables,
                  L.P., as Seller, Weatherford International, Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA (Main
                  Office Chicago), as Agents (incorporated by reference to
                  Exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13086)).

 4.18             Registration Rights Agreement dated November 16, 2001, among
                  Weatherford International, Inc. and Credit Suisse First Boston
                  Corporation and Lehman Brothers Inc., on behalf of the Initial
                  Purchasers (incorporated by reference to Exhibit 4.16 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

 4.19 Form of Stock Option Agreement for Non-Employee Directors dated July 5, 2000.

 4.20             Form of Warrant Agreement with Robert K. Moses, Jr. dated July
                  5, 2000.

 5.1              Opinion of Burt M. Martin, Vice President-Legal of the
                  Registrant.

 23.1             Consent of Burt M. Martin, Vice President-Legal of the
                  Registrant (included in Exhibit 5.1).

 23.2             Consent of Arthur Andersen LLP with respect to Weatherford
                  International, Inc.

 24.1             Powers of Attorney (included on page II-7 of this Registration
                  Statement).